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                                                                      EXHIBIT 11

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                               CO-SALE AGREEMENT

                         DATED AS OF DECEMBER 17, 1997



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                               CO-SALE AGREEMENT

     CO-SALE AGREEMENT dated as of December 17, 1997 (this "Agreement'), by and among James Percell ("Percell") and each of the persons listed on the signature page hereto under the caption "Purchasers" (collectively, the "Purchasers").

                              W I T N E S S E T H

     WHEREAS, Environmental Safeguards, Inc. (the "Company") and the Purchasers have entered into that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of November 17, 1997 (the "Purchase Agreement'), pursuant to which the Company has agreed to sell, and the Purchasers have agreed to purchase shares of Series B Convertible Preferred Stock ("Preferred Stock"), which shall be convertible into shares of the Company's common stock, par value of $0.001 per share (the "Common Stock") (as converted from Preferred Stock the ("Conversion Shares").

     WHEREAS, Percell is the President of the Company and a major shareholder of the Company; and

     WHEREAS, as a condition to the obligations set forth in the Purchase Agreement, each of the parties hereto has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Percell and the Purchasers agree as follows:

                                   SECTION 1

                                TAG-ALONG RIGHTS

     1.1  Right to Sell Proportionate Number of Shares of Common Stock.  Percell
          ------------------------------------------------------------
and each of the Purchasers agree that, if he or it shall receive and determine to accept any bona fide written offer (a "Notice of Offer") from a Buyer to
              ---- ----
purchaser or otherwise acquire for value, in one transaction or a series of related transactions, shares of Common Stock (the "Offer Shares") beneficially owned by him or it and representing 35% or more of all of the then issued and outstanding Common Stock of the Company beneficially owned by each of them, each of the other parties to this Agreement shall have the right to participate in such transaction in the manner set forth in this Agreement. The term "Buyer," as used herein, means a person or entity, other than one or the parties to this Agreement or any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control or, in the case of the Purchasers, a partner, of each of the parties to this Agreement, that has offered to purchase or otherwise acquire for value shares of Common Stock of the Company (other than in connection with a registered public offering).
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                                      -2-


     1.2  Notifications.  Each of the parties shall, promptly after receipt of a
          -------------
Notice of Offer (and in any event not later than 10 days after such receipt), send a copy thereof to each of the other parties to this Agreement. The delivery of such Notice of Offer shall be effected not less than 30 days prior to the closing of such proposed sale or other acquisition. Upon receipt of a Notice of Offer, each of the other parties shall have 15 days to deliver a written notice of its election to participate in such sale or other acquisition and of the number of its shares to be included in such sale or other acquisition and which shares shall be converted into Conversion Shares (if applicable), subject to and effective upon the closing of such sale or other acquisition. If such written notice of election is not received from the other parties within the 15-day period specified above, then the party who received the Notice of Offer shall have the right to sell or otherwise transfer the aforesaid Common stock to the Buyer without any participation by such other parties, but only (a) on the terms and conditions stated in the Notice of Offer and (b) if the sale or other transfer is consummated not later than 30 days after the end of the aforesaid 30-day period.

     1.3  Selling a Proportionate Number of Shares of Common Stock.  In the
          --------------------------------------------------------
event the number of shares for which a party elects to sell pursuant to a Notice of Offer exceeds the number of shares which the Buyer is willing to purchase, the number of shares to be sold or transferred to the Buyer by each transferor shall be reduced so that each transferor is entitled to sell or transfer the same percentage of its shares as each other transferor.

     1.4  Purchase Price.  The purchase price and the terms of the purchase or
          --------------
other acquisition for each transferor shall be the same as the purchase price and terms set forth in such Notice of Offer.

     1.5  Closing of Sale.  Each party in respect of a Notice of Offer shall
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delivery to the Buyer in respect of such Notice of Offer, against payment of the total purchase price, on the closing date specified in such Notice of Offer, a certificate or certificates representing the number of such shares which he or it has elected to sell pursuant to this Agreement, together with appropriate instruments of transfer duly endorsed in blank.

                                   SECTION 2

                                ENTIRE AGREEMENT

     This Agreement and the other documents referenced herein contain the entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior agreements and understandings, both written and oral, with respect thereto.

                                   SECTION 3

                                  SEVERABILITY

     It is the desire and intent of the parties that the provisions of this Agreement been enforced to the fullest extent possible under the law and public policies applied in each
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                                      -3-

jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provision of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                                   SECTION 4

                                 GOVERNING LAW

     This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland, without giving effect to the principles of conflicts of laws thereof.

                                   SECTION 5

                                      TERM

     This Agreement shall terminate 365 days after the closing of the Purchase Agreement.

                                   SECTION 7

                                  COUNTERPARTS

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereof and hereto were upon the same instrument.

                                   SECTION 8

                                     NOTICE

     Any notices or other communications required or permitted hereunder shall be sufficient given if in writing and delivered in person, transmitted or facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify tot he other parties in writing:

          (a)  if to James Percell:

               Environmental Safeguards, Inc.
               2600 South Loop West, Suite 645
               Houston, TX 77007
               Attn:  James S. Percell
               Telephone No.:  713-641-3838
               Facsimile No.:  713-641-0756

               with a copy to:

               Axelrod, Smith & Kirshbaum
               5300 Memorial
               Houston, TX  77054
               Attn:  Robert D. Axelrod, Esq.
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                                      -4-

               Telephone No.:  713-861-1996
               Facsimile No.:  713-552-0202

          (b)  if to the Purchasers:

               c/o Cahill, Warnock & Company
               One South Street, Suite 2150
               Baltimore, Maryland  21202
               Attn:  David L. Warnock
               Telephone No.:  410-895-3800
               Facsimile No.:  410-895-3805

               with a copy to:

               Wilmer, Cutler & Pickering
               100 Light Street
               Baltimore, MD  21202
               Attn:  George P. Stamas, Esq.
               Telephone No.:  410-986-2800
               Facsimile No.:  410-986-2828

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business day after dispatch.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                   JAMES PERCELL


                                   /s/ James Percell
                                   ---------------------------------------------
                                   PURCHASERS:

                                   CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.
                                   By: CAHILL WARNOCK STRATEGIC PARTNERS, L.P., its General Partner


                                   By: /s/ David L. Warnock
                                      ------------------------------------------
                                      Name: David L. Warnock
                                      Title: a General Partner

                                   STRATEGIC ASSOCIATES, L.P.
                                   By:  CAHILL, WARNOCK & COMPANY, LLC, its
                                        General Partner
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                                      -5-

                                   By: /s/ David L. Warnock
                                      ------------------------------------------
                                      Name: David L. Warnock
                                      Title: Managing Member

                                   NEWPARK RESOURCES, INC.


                                   By: /s/ James D. Cole
                                      ------------------------------------------
                                      Name: James D. Cole
                                      Title: Chairman of the Board, President
                                               and Chief Executive Officer

                                   JAMES H. STONE


                                   /s/ James H. Stone
                                   ---------------------------------------------